MINERAL PROPERTY OPTION AGREEMENT

This MINERAL PROPERTY OPTION AGREEMENT (this “Agreement”) is made this 13th day of June, 2012 (the “Effective Date”), by and between Great American Energy, Inc., a Delaware corporation, or its designee, (“Company”) and GeoXplor Corporation, a Nevada corporation (“Optionor”).

RECITALS

WHEREAS, Optionor controls a 100% interest in and to forty-eight (48) unpatented association placer mining claims comprising approximately 7,680 acres in the immediate Clayton Valley area, nearby the Chemetall Foot lithium brine plant at Silver Peak, Esmeralda County, Nevada identified in Schedule A (the “Property”); and

WHEREAS, the Optionor desires to grant to the Company an option to purchase a 100% interest in and to the Property, and the Company desires to acquire an option to purchase a 100% interest in and to the Property, pursuant to the terms described below.

NOW THEREFORE, the parties agree as follows:

1.           Grant of Option.

a.  Grant of Option. The Optionor hereby grants to the Company the sole and exclusive right and option to acquire a 100% legal and beneficial interest in and to the Property free and clear of all liens charges and claims of others (the “Option”).

b.  Option Deadline. The Option must be exercised on or before July 1, 2015 (the “Option Deadline”).

c.  Option Period. The period of time beginning with the Effective Date and ending with the earlier of the Option Deadline or the “Transfer Date” (as that term is defined in Section 3) is referred to herein as the “Option Period.”

d.  Conditions of Exercise; Exercise Notice. Upon the Company’s satisfaction of the “Conditions of Exercise,” as defined and set forth in Section 2 below, the Company may, at its sole and absolute discretion, exercise the Option by providing notice to the Optionor prior to Option Deadline of its intent to exercise the Option (the “Exercise Notice”). Upon satisfaction of the Conditions of Exercise and delivery of the Exercise Notice, the Optionor shall be deemed to have transferred to the Company a 100% interest in and to the Property, such transfer to take effect in accordance with Section 3 below.

2.           Conditions of Exercise.

a.  Exercise of Option. The Company may exercise the Option to acquire a 100% legal and beneficial interest in and to the Property free and clear of all liens, charges, and claims of others by satisfying the conditions set forth in this Section 2 (the “Conditions of Exercise”).

b.  Cash Payments. During the Option Period, the Company shall make cash payments to the Optionor totaling Five Hundred Seventy Five Thousand Dollars ($575,000) according to the following schedule:

i.	$75,000 on the Effective Date;

ii.	an additional $75,000 on or before September 15, 2012;

iii.	an additional $100,000 on or before October 15, 2012;

iv.	an additional $100,000 on or before December 15, 2012;

v.	an additional $50,000 on or before February 15, 2013;

vi.	an additional $50,000 on or before June 15, 2013;

vii.	an additional $75,000 on or before December 15, 2013; and

viii.	an additional $50,000 on or before June 15, 2014.

c.  Work Commitment.  The Company will provide funds for the conduct of a program of “Work,” as that term is defined below, to be undertaken by the Optionor for the benefit of the Property of not less than Eight Hundred Thousand Dollars ($800,000) according to the following schedule (the “Work Commitment”):

i.	$100,000 on or before June 15, 2013;

ii.	a total of $400,000 on or before June 15, 2014; and

iii.	a total of $800,000 on or before June 15, 2015.

As used in this Agreement, the term ‘Work” shall mean any activity related to the evaluation of the presence and the quantity and quality of lithium mineralization upon and under the Property, the maintenance of the Property, and the salaries and wages (including fringe benefits) of employees of the Optionor and contractors engaged by Optionor.  “Work” shall also include any cost of acquisition of additional ground under the mining law of the United States of adjacent ground.

d.  Work Commitment Shortfall.  If the Company, by the Option Deadline, has not incurred or funded the total amount of the Work Commitment required under this Section, the Company may pay to the Optionor an amount equal to such shortfall in Work Commitment within thirty (30) days after the Option Deadline.  Any payment so made shall be deemed to be Work Commitment duly and properly incurred within the Option Period for the purposes of the Conditions of Exercise.

3.           Transfer of Property

a.  Transfer Date.  Upon satisfaction of Conditions of Exercise and delivery of the Exercise Notice (the date of such occurrence being referred to herein as the “Transfer Date”), the Optionor shall be deemed to have transferred to the Company a 100% interest in and to the Property free and clear of all liens, charges, and claims of others and the Optionor shall deliver to the Company such documentation as may be necessary to record the transfer with the State of Nevada, and any other appropriate government entity.  The Optionor will provide any further assistance as may be reasonably required for the Company to perfect the Company’s interest in the Property.

b.  Optionor Deliverables.  At the Transfer Date, Optionor shall deliver the following documents to the Company:

i.	The Mining Deed (with special warranties against claims arising by and through the Optionor) in substantially the form of Schedule C;

ii.	An officer’s certificate in the form satisfactory to the Company’s counsel certifying that the Conditions of Exercise have been satisfied;

iii.	A secretary’s certificate in the form satisfactory to the Company’s counsel relating to incumbency and corporate proceedings authorizing the transactions contemplated by this Agreement;

iv.	Such other documents as may be reasonably requested by the Company in connection with the consummation of transfer of the Property contemplated by this Agreement.

c.  Company Deliverables.  At the Transfer Date, the Company shall deliver the following documents to Optionor:

i.
Copies, certified by the appropriate governmental official of the slate of Nevada as of a date not more than ten (10) days prior to the Transfer Date, of its articles of incorporation and all amendments thereto;

ii.	A secretary’s certificate in the form satisfactory to Optionor’s counsel relating to incumbency and corporate proceedings authorizing the transactions contemplated by this Agreement;

iii.	Royalty Deed conveying the royalty, as defined in paragraph 3 above to Optionor; and

iv.	Such other documents as may be reasonably requested by Optionor in connection with the consummation of the transactions contemplated by this Agreement.

4.           Net Returns Royalty

At the Transfer Date, the Company will convey to Optionor a three percent (3%) Net Returns Royalty (the “Royalty”) on the Property as defined in Schedule B. Within such conveyance, the Company will be granted an option, for a term of 20 years from and after the Transfer Date, to purchase up to 2% of the 3% Royalty (that is, leaving the Optionor not less than a 1% Royalty) of the Royalty conveyed by paying Optionor One Million Dollars ($1,000,000) for each 1% of the Royalty.

5.           Operator

During the Option Period, Optionor (with funds advanced by the Company shall perform and conduct all necessary exploration of the Property to undertake the Work Commitment described in Section 2. The Company and Optionor shall separately execute a consulting agreement for the conduct of such work.

6.           Covenants of Optionor.

Optionor hereby covenants and agrees with the Company that:

i.
During the Option Period, except as may be first approved in writing by the Company or as is otherwise permitted or contemplated by this Agreement, Optionor shall conduct its business and all transactions with respect to the Property, only in the usual and ordinary course of business consistent with Optionor’s past practice, and

ii.	During the Option Period, Optionor shall make no sale of assets other than in the ordinary course of Optionor’s past practice.

7.           Right of Entry

a.  Right of Entry. During the Option Period, the Company and its agents, employees and independent contractors, shall have the right, with respect of the property, to:

i.	Enter in, under and upon the Property;

ii.	Have quiet possession of the Property;

iii.	Do such prospecting, exploration, development and or other mining work thereon and there-under as it in its sole discretion may determine advisable;

iv.	Bring upon and erect upon the Property buildings, plant, machinery and equipment as the Company may deem advisable; and

v.	Remove from the Property and dispose of the ores, minerals and metals for the purpose of obtaining assays or making other tests, or for their sale.

8.           Condition of the Property.

a.  As-Is Condition. The Company agrees that upon exercise of the Option, the Company shall take possession of the Property in its AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Property as it has deemed necessary or appropriate for the purposes of this Agreement.

b.  No Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, OPTIONOR DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PROPERTY, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PROPERTY.

9.           Conditions Precedent.

The performance by Optionor and the Company of their respective obligations under this Agreement is subject to the condition that on the Effective Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

10.           Indemnity.

The Company shall indemnify, defend and hold Optionor harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Optionor may suffer or incur arising out of or based upon the use of any of the Property after the Transfer Date.

11.           Notices.

Any notice required or permitted by this Agreement shall be in writing and effectively delivered for all purposes if delivered personally, by overnight delivery service or by United States mail, certified mail, postage prepaid, return receipt requested and:

If directed to Optionor: GeoXplor Corporation 3655 West Anthem Way Suite 109-293 Anthem, AZ 85086
If directed to the Company: Great American Energy, Inc. 999 18th Street, Suite 3000 Denver, CO 80202
All notices shall be deemed delivered upon receipt.

12.           Brokers.

The Company and Optionor each warrants to the other that it has not engaged, consented to, or authorized any broker, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and no such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it.

13.           Amendment and Modification.

This Agreement may be amended, modified or supplemented only by written agreement of the Company and Optionor.

14.           Severability.

Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.           Entire Agreement.

This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

16.           Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

17.           Counterparts.

This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments.  A signed counterpart is as binding as an original.

18.           Headings, Exhibits.

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement.  All lettered Schedules are attached to and by this reference made a part of this Agreement.

20.           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

OPTIONOR:

GeoXplor Corporation

By:  /s/ Clive Ashworth
Its:  CEO

COMPANY:

Great American Energy, Inc.

By:  /s/ Felipe Pimienta
Its:  CEO

Signature Page – Mineral Property Option Agreement

SCHEDULE A

(The “Property” Defined)

The Property consists of the following described unpatented placer mining claims are situated in Esmeralda County, Nevada, the names of which, the serial numbers assigned by the Nevada State Office of the Bureau of Land Management and the book and page of recording of the location notices thereof in the office of the Clerk-Recorder of Esmeralda County, Nevada, are as follows:

Claim Name	NMC#	Book	Page
BSV-1	1009621	281	1
BSV-2	1009622	281	3
BSV-3	1009623	281	5
BSV-4A	1009624	281	7
BSV-4B	1009625	281	9
BSV-5A	1009626	281	11
BSV-5B	1009627	281	13
BSV-6	1009628	281	15
BSV-7	1009629	281	17
BSV-8	1009630	281	19
BSV-9	1009631	281	21
BSV-10	1009632	281	23
BSV-11	1009633	281	25
BSV-12	1009634	281	27
BSV-13	1009635	281	29
BSV-14	1009636	281	31
BSV-15	1009637	281	33
BSV-16	1009638	281	35
BSV-17	1009639	281	37

Claim Name	NMC#	Book	Page
BSV-18	1009640	281	39
BSV-19	1009641	281	41
BSV-20	1009642	281	43
BSV-21	1009643	281	45
BSV-22	1009644	281	47
BSV-23	1009645	281	49
BSV-24	1009646	281	51
BSV-25	1009647	281	53
BSV-26	1009648	281	55
BSV-27	1009649	281	57
BSV-28	1009650	281	59
BSV-29	1009651	281	61
BSV-30A	1009652	281	63
BSV-30B	1009653	281	65
BSV-31	1009654	281	67
BSV-32	1009655	281	69
BSV-33	1009656	281	71
BSV-34	1009657	281	73
BSV-35	1009658	281	75
BSV-36	1009659	281	77
BSV-37	1009660	281	79
BSV-38	1009661	281	81
BSV-39	1009662	281	83
BSV-40	1009663	281	85

Claim Name	NMC#	Book	Page
BSV-41	1009664	281	87
BSV-42	1009665	281	89
BSV-43	1009666	281	91
BSV-44	1009667	281	93
BSV-45	1009668	281	95

SCHEDULE B

(Net Returns Royalty Defined)

At closing, the deed conveying the Royalty to the Seller shall contain the following provision:

GRANTING AND CONVEYING TO THE GRANTEE a Net Returns Royalty (the “Royalty” herein) of three percent (3%) percent of Net Returns (as hereinafter defined) from the sale or other disposition of Products from the Property. As used herein, the term “Net Returns” shall be the “Gross Revenue” received by the Grantor from the purchaser of “Products” less “Permissible Deductions.” As used herein, the words used above are defined as follows:

(a) “Gross Revenue” means the aggregate of the following amounts received by Grantor in each quarterly period:

(i) the revenue or other value received by the Grantor from arm’s length purchasers of Products;

(ii)  the fair market value of all Products disposed of by the Grantor in such period to persons not dealing at arm’s length with the Grantee; and

(iii) any proceeds of insurance on Products;

(b) “Permissible Deductions” means the aggregate of the following charges to the extent that they are not deducted by any purchaser in computing payment) that are paid by the Grantor in each quarterly period:

(i) sales charges levied by an sales agent on the sale of Products;

(ii) transportation costs for Products from the place of treatment in the Property to the place of delivery of Products to a purchaser thereof, including freight, handling and forwarding expenses; and

(iii) all insurance costs on Products, and any government royalties, production taxes, severance taxes and sales and other taxes levied on ore, Products or on the production or value thereof (other than any Federal or State taxes levied on the income or profit of the Grantor);

provided, that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Grantor in a transaction with a party with whom it is not dealing at arm’s length, such cost or expense may be deducted, but only as to the lesser of the actual cost incurred by the Grantor or the fair market value thereof, calculated at the time of such transaction and under all the circumstances thereof.

(c) “Products” shall include without limitation all minerals of every kind and character, including metallic, non-metallic and industrial minerals produced from the Property.

SCHEDULE C

Mining Deed

After recording, please return to:

APN No.: Not applicable, unpatented mining claims.

This document contains no social security numbers.

QUITCLAIM DEED

(With Special Warranties and Conveyance of After-Acquired Title)

GEOXPLOR CORPORATION, a Nevada corporation, whose address is 3655 W. Anthem Way, Suite 109-293, Anthem, Arizona 85086-0430, the “Grantor,” for and in consideration of Ten Dollars ($10.00) and other valuable considerations, do hereby quitclaim to the GREAT AMERICAN ENERGY, INC., the “Grantee, “all of its right, title and interest in and to those certain unpatented mining claims of Grantor situated in Esmeralda County, Nevada, referred to herein as the “Property,” the names of which and the place of record of the location notices thereof in the official records of said County and the Nevada State Office of the Bureau of Land Management are as set forth in Exhibit A attached hereto and incorporated herein by this reference.

SUBJECT TO:

1.           Current taxes, if any;

2.           Paramount title of the United States;

3.           All leases, permits, approvals and other rights heretofore or hereafter granted by the United States in its administration of its paramount title;

Grantor warrants that its possessory title against all persons claiming by and through Grantor but not otherwise. By this Quitclaim Deed Grantor intends to convey any after acquired title.

DATED this ______ day of ______________, 2012.

Grantor:

GeoXplor Corporation

By: ___________________________

STATE OF ARIZONA                       )
)           ss.
County of Maricopa                          )

The foregoing document was acknowledged before me, the undersigned notary public, this ____ day of _______________, 2012, by ______________, the president of GeoXplor Corp., a Nevada corporation, for and on behalf of the corporation.

                    _________________________________
  Notary Public